Media: Caitlin Cieslik-Miskimen Antenna Group for ECOtality caitlin@antennagroup.com (201) 294-0199 Ashley Robinson Mercury Public Affairs arobinson@mercuryllc.com (916)307-7311	Investor Relations: Ronald Both Liolios Group ecty@liolios.com (949) 574-3860

H. Ravi Brar Named New ECOtality CEO

San Francisco – ECOtality, Inc. (NASDAQ: ECTY), a leader in clean electric transportation and storage technologies, announced today that H. Ravi Brar will succeed Jonathan Read as the new president and chief executive officer of the company, effective today.

“This is an exciting time for ECOtality and for electric transportation and I am eager to take on the opportunities that lie ahead,” Brar said. “As ECOtality begins transitioning from the implementation of our EV Project towards a shift to commercial sales and the launch of our Blink network in new markets around the country, we are perfectly poised to take this growing industry to the next level.”

Brar joined ECOtality in November 2010 as chief financial officer. Previously, Brar served as executive vice president and chief financial officer at Exigen Services, Inc., a pre-IPO global software development outsourcing company based in Russia and China. Prior to that, Brar was chief financial officer and chief operating officer for Pac-West Telecom and worked for Xerox in international business development and domestic finance, sales and operational roles for nearly a decade.

“We are excited to have someone of Ravi Brar’s leadership caliber ready to step up,” said ECOtality board member Andrew Tang, managing director, ABB Technology Ventures. “Ravi’s breadth of experience is ideal for ECOtality as it becomes a sales driven organization and grows and expands into new territory. When he came in as CFO, we envisioned him stepping into this CEO role at the appropriate time. That time has now come.”

“I am proud of what we have built with ECOtality,” Read said, “and there is a tremendous growth opportunity ahead of it. One of the reasons we chose Ravi as CFO was that we knew he would be a great succession candidate. As I move on to explore new ventures after seven rewarding years with ECOtality, I know that with strong leaders like Ravi Brar and our new COO, Murray Jones, I leave this company in good hands.”

Read, an entrepreneur at heart, had served as ECOtality’s president and CEO since its founding in 2005, and is leaving to explore new development opportunities. Read previously founded the Park Plaza International hotel chain and prior to that was chairman and CEO of Shakey’s Worldwide.

In addition to ascending to CEO, Brar has also been named to ECOtality’s board. Brar and the company’s board have named Susie Herrmann acting CFO.

Brar holds a BS in Managerial Economics from the University of California, Davis and a MBA from the Katz Graduate School of Business at the University of Pittsburgh.

About ECOtality, Inc.

ECOtality, Inc. (NASDAQ:ECTY), headquartered in San Francisco, California, is a leader in clean electric transportation and storage technologies. Through innovation, acquisitions, and strategic partnerships, ECOtality accelerates the market applicability of advanced electric technologies to replace carbon-based fuels. For more information about ECOtality, Inc., please visit www.ecotality.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements.